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                                                                    EXHIBIT 23.5



                         CONSENT OF FINANCIAL ADVISOR


We hereby consent to the use of our opinion letter dated August 1, 1997 to the Board of Directors of Post Properties, Inc. included as "Annex B" to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Post LP Holdings, Inc., a wholly owned subsidiary of Post Properties, Inc., with Columbus Realty Trust and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary--Opinions of Financial Advisors," "The Merger--Opinions of Financial Advisors," "The Merger--Background of and Reasons for the Merger" and "The Merger--Post's Reasons for the Merger," and to the inclusion of the foregoing opinion as "Annex B" to the above mentioned Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission (the "SEC"), nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the SEC thereunder.


                                /s/ MERRILL LYNCH, PIERCE,
                                    FENNER & SMITH, INCORPORATED
                                    MERRILL LYNCH, PIERCE,
                                    FENNER & SMITH, INCORPORATED


September 23, 1997